Exhibit 99.9

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, DC 20551

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) JULY 22, 2005

ALBEMARLE FIRST BANK

(Exact name of registrant as specified in its charter)

VIRGINIA	N/A	54-1882473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 SEMINOLE TRAIL CHARLOTTESVILLE, VIRGINIA	22906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 973-1664

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 22, 2005, Albemarle First Bank (the Bank) mailed a letter to holders of all outstanding warrants to acquire shares of Bank common stock, providing notice, pursuant to Section 5.3(b) of a Warrant Agreement between the Bank and Registrar and Transfer Company and Section 6.14 of an Agreement and Plan of Reorganization dated June 9, 2005 between the Bank and Millennium Bankshares Corporation, of their opportunity and right to exercise their Bank warrants. A copy of the letter is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1	Letter to warrant holders, dated July 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005	Albemarle First Bank

	By:	/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr. President & CEO

Exhibit 99.1

Letter to warrant holders, dated July 22, 2005

[Letterhead of Albemarle First Bank]

July 22, 2005

Dear Albemarle First Bank Warrant Holder:

Pursuant to Section 5.3(b) of the Warrant Agreement dated as of October 26, 2001 by and between Albemarle First Bank and Registrar and Transfer Company (the “Warrant Agreement”), this letter serves as notice to you that Albemarle First Bank (“Albemarle”) has entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) dated June 9, 2005 with Millennium Bankshares Corporation (“Millennium”) which, if consummated, will result in a “Change” as defined in Section 5.3(a) of the Warrant Agreement.

The Reorganization Agreement, subject to the terms and conditions contained therein, provides for the acquisition of Albemarle by Millennium by means of a merger which will result in Albemarle becoming a subsidiary of Millennium (the “Merger”). Subject to the terms and conditions thereof, the Reorganization Agreement provides that shareholders of Albemarle will receive Millennium stock and/or cash in the Merger.

Pursuant to Section 6.14 of the Reorganization Agreement and Section 5.3(b) of the Warrant Agreement, we are notifying you of your opportunity and right to exercise all of your outstanding Albemarle warrants before the effective date of the Merger and thereby receive consideration for the Merger on the same basis as other shares of Albemarle common stock outstanding immediately prior to the effective date of the Merger. The Warrant Agreement specifies that warrants that are not exercised prior to the effective date of the Merger will be cancelled and become null and void on the effective date of the Merger. The effective date of the Merger is expected to be in the fourth quarter of 2005.

In the coming months, and prior to your having to decide whether to exercise the warrants, you will be sent a Joint Prospectus/Proxy Statement. WE URGE WARRANT HOLDERS TO READ THE JOINT PROSPECTUS/PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MILLENNIUM BANKSHARES CORPORATION, ALBEMARLE FIRST BANK AND THE PROPOSED MERGER. Warrant holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov once they are filed. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190, Attention: Investor Relations (telephone number (703) 464-0100) or Albemarle First Bank, P.O. Box 7704, Charlottesville, Virginia 22906, Attention: Thomas M. Boyd, Jr. (telephone number (434) 973-1664).

Sincerely,

/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr.
President and Chief Executive Officer

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities.